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                                                  UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                               WASHINGTON, DC 20549


                                                     FORM 8-K


                                              CURRENT REPORT PURSUANT
                                           TO SECTION 13 OR 15(D) OF THE
                                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 17, 2008


                                         UCI MEDICAL AFFILIATES, INC.
                      (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                 0-13265                                           59-2225346
(State or Other Jurisdiction of Incorporation)         (Commission File Number)(I.R.S. Employer Identification)





                       4416 Forest Drive, Columbia, South Carolina 29206
                  (Address, Including Zip Code of Principal Executive Offices)



                                         (803) 782-4278
                       (Registrant's Telephone Number, Including Area Code)


                                         Not Applicable
                 (Former Name or Former Address, if Changed Since Last Report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 17, 2008, the Board of Directors of UCI Medical Affiliates, Inc. (the "Company") terminated, effective immediately, the employment of Jerry
F. Wells, Jr. from all positions he currently holds with the Company and each of its subsidiaries, including Executive Vice-President of Finance, Chief Financial Officer, and Secretary, based upon the preliminary results of the Company's internal investigation of improper expense reimbursements to Mr. Wells.

     On December 17, 2008, the Board of Directors, effective immediately, appointed Joseph A. Boyle, CPA as the Interim Chief Financial Officer of the Company. Mr. Boyle's appointment will be effective for an initial period of 90 days, and he will be compensated for his services in this capacity at the rate of $120 per hour. Mr. Boyle, 54, currently serves as a member of the Board of Directors and, prior to his appointment as Interim Chief Financial Officer, served as Chairman of the Audit Committee of the Company. Mr. Boyle's former role as Chairman of the Audit Committee has been assumed by Ms. Jean E. Duke, CPA, a current member of the Audit Committee

     Mr. Boyle has served as the President and Chief Executive Officer of Affinity Technology Group, Inc. since January 2000 and as its Chairman since March 2001. Mr. Boyle served as Affinity's Senior Vice President and Chief Financial Officer from September 1996 until January 2000 and as Chairman and Chief Executive Officer of Surety Mortgage, Inc., a wholly owned subsidiary of Affinity, from December 1997 until December 2001. Mr. Boyle is a certified public accountant and from January 2005 until June 2006 served, on a contract basis, as Chief Operating Officer of Community Resource Mortgage, Inc., a wholly owned subsidiary of Community Bancshares, Inc. From April 2003 to August 2004, Mr. Boyle was a partner in the accounting firm of Elliott Davis, LLC. From June 1982 until August 1996, Mr. Boyle was employed by Price Waterhouse, LLP and from 1993 until 1996 was a partner in its Kansas City, Missouri office where he specialized in the financial services industry.

     Mr. Boyle was most recently reelected as a director of the Company at the annual meeting of stockholders in 2008. There are no family relationships between Mr. Boyle and any director or executive officer of the Company.

Item 8.01         Other Events

     On December 10, 2008, the Audit Committee of the Board of Directors commenced an internal investigation of certain accounting irregularities with respect to the Company's internal controls and improper expense reimbursements to Mr. Wells. The investigation is ongoing.

Advisory Note Regarding Forward-Looking Statements

     Certain of the statements contained in this Report on Form 8-K are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this Form 8-K that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Specifically, our statements regarding the preliminary and ongoing nature of the internal investigation reported in this Form 8-K are forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, developments in and findings of the ongoing investigation and the possible impact of such developments. These possible impacts include, but are not limited to, the following: damage to our business or reputation; potential adjustments to or restatements of historical financial statements; impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports, including our annual report on Form 10-K for the year ended September 30, 2008; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, may result from the internal investigation, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company's annual report on Form 10-K for the year ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time.


                                                    SIGNATURES

     Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         UCI MEDICAL AFFILIATES, INC.




                                         By:_/s/ D. Michael Stout, M.D._______
                                         Name:  D. Michael Stout, M.D.
                                         Title:  Chief Executive Officer
Date: December 18, 2008